Exhibit 99.1

News Release

One Centerpointe Drive, Ste. 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: May 21, 2024, 8:00 a.m. EDT	Contact:	Jack Isselmann, Public Relations
Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Names Michael J. Donfris Chief Financial Officer

~ Brings nearly four decades of accounting and finance expertise to CFO role ~

~ Recently served in finance leadership at R.J. Corman and TrinityRail ~

Lake Oswego, Oregon, May 21, 2024 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today announced that Michael J. Donfris has been named Chief Financial Officer (“CFO”) following a nationwide search. He joins Greenbrier from R.J. Corman Railroad Group (“R.J. Corman”), where he has been CFO since 2020. R.J. Corman is an independent holding company operating several short line railroads and providing a diverse range of railroad services nationwide. Donfris will initially be Senior Vice President, Finance. He will become Greenbrier’s CFO and principal financial officer in July after Greenbrier files its Form 10-Q for the fiscal quarter ending on May 31, 2024.

Donfris brings nearly 40 years of experience in corporate accounting and finance, including almost 30 years in positions of increasing responsibility at Kimberly-Clark, followed by approximately eight years in the rail and rail supply industry. At R.J. Corman, he participated in developing a multi-year strategic plan and completing a range of transactions, including railroad acquisitions, that led to substantial EBITDA growth. Before this, Donfris served in senior finance roles at TrinityRail, culminating in the position of Vice President of Finance and Chief Accounting Officer. At TrinityRail, Donfris led initiatives to increase cash flow and revenues as he helped the rail business develop its growth strategy and an improved capital structure. He also transformed his areas of responsibility by creating a Finance and Accounting Academy and Leadership Program to support and enable his teams.

Lorie Tekorius, Chief Executive Officer and President, stated, “We are delighted to welcome Michael to Greenbrier’s executive team. Michael brings deep experience leading financial operations and implementing strategy at major industrial businesses, including those operating in rail freight and equipment markets. He has a strong record of driving financial performance, optimizing business processes and delivering results. Michael will enhance financial operations and partner on strategy development to accelerate Greenbrier’s progress and elevate its position as the global leader in freight rail supply. We are excited to have him as a colleague and look forward to his many positive contributions.”

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Michael J. Donfris Named Greenbrier Chief Financial Officer (Cont.)	Page 2

“Greenbrier is well-positioned in the industry for continued growth and success. It is a privilege to join a company with Greenbrier’s history and potential, and I am pleased to join the team writing the next chapter of the enterprise. I believe Greenbrier’s best days lie ahead, and I value the opportunity to contribute to its growth and evolution,” Donfris said.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our maintenance services business unit. Greenbrier owns a lease fleet of approximately 14,600 railcars that originate primarily from Greenbrier’s manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “approximately,” “are” “backlog,” “believe,” “continue,” “demand,” “drive,” “enhance,” “estimate,” “expect,” “grow,” “momentum,” “ongoing,” “optimistic,” “progress,” “provide,” “position,” “recurring,” “strategy,” “strong” “target,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog and other orders, leasing performance, financing, future liquidity, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; the war in Ukraine and related events; and the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages). Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K. Except as otherwise required by law, Greenbrier assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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